EXHIBIT 24.2


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned managing directors of Teva Pharmaceutical Finance B.V. (the "Company"), a corporation organized under the laws of the Netherlands Antilles, hereby constitutes and appoints Steven Melkman, Ido Weinstein, and Theo J. Andriessen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver a registration statement filed on form F-3 relating to the offering of the Company's 0.375% Convertible Senior Debentures due 2022 and the related Guarantees and American Depositary Shares and/or Receipts of Teva Pharmaceutical Industries Limited and any and all amendments (including post-effective amendments) thereto, and to sign any registration statement for the same offering covered by such registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the U.S. Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                        Title(s)                 Date
----                                        --------                 ----


----------------------------------     Managing Director       ________ __, 2002
Bart Gerard Jules Deconinck


/s/ Charley Jacques Egbert De Meza
----------------------------------     Managing Director       December 30, 2002
Charley Jacques Egbert De Meza


/s/Gregory Elias
----------------------------------     Managing Director       December 30, 2002
Gregory Elias